Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Amendment No. 2 to Registration Statement on Form SB-2 of Collins Growth & Income Fund, LLC of our report dated June 10, 2004 relating to the financial statements of Collins Growth & Income Fund, LLC, which appears in this Form SB-2.

/s/ Helin, Donovan, Trubee & Wilkinson, LLP

Austin, Texas
June 24, 2004